UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
SouFun Holdings Limited
(Exact name of Registrant as specified in its charter)

Cayman Islands	Not Applicable
(State of incorporation or organization)	(IRS Employer Identification No.)
8th Floor, Tower 3, Xihuan Plaza
No. 1 Xizhimenwai Avenue
Xicheng District, Beijing 100044
People’s Republic of China
(Address of principal executive offices)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
American depositary shares, each representing four Class A ordinary shares, par value HK$1.00 per share	New York Stock Exchange, Inc.

Class A ordinary shares, par value HK$1.00 per share	New York Stock Exchange, Inc.*
* Not for trading, but only in connection with the registration of American depositary shares.
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-•
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered
The description of the securities being registered hereby is contained in a prospectus, constituting part of the Registrant’s Registration Statement on Form F-1 (File No. 333-              ) relating to such securities, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to Rule 424(b), the “Prospectus”). The description of the Registrant’s securities contained in the Prospectus is hereby incorporated by reference. Copies of such description will be filed with the listing application filed with the New York Stock Exchange, Inc.
Item 2. Exhibits
The documents listed below are exhibits filed as a part to the registration statement:

EXHIBIT NO.
3.1*	Third Amended and Restated Memorandum and Articles of Association of the Registrant
3.2*	Fourth Amended and Restated Memorandum and Articles of Association of the Registrant
4.1*	Specimen ordinary share certificate
4.2*	Specimen American depositary receipt, incorporated by reference to Registration Statement on Form F-6 (Registration No. 333- ) filed with the SEC
4.3*	Form of Deposit Agreement, incorporated by reference to Registration Statement on Form F-6 (Registration No. 333- ) filed with the SEC
4.4*	Shareholders’ Agreement, dated August 31, 2006
4.5*	Stock Related Award Incentive Plan of 1999
4.6*	2010 Stock Incentive Plan
4.7*	Investor’s Rights Agreement among the Registrant, General Atlantic, Apax, Next Decade, Media Partner and Digital Link, dated August 13, 2010
4.8*	Registration Rights Agreement among the Registrant, General Atlantic and Apax, dated August 13, 2010
4.9*	Options Exercise Agreement among Telstra International, the Registration and Mr. Mo, dated August 12, 2010

*	Incorporated by reference to the exhibits of the same number to the Registrant’s Registration Statement on Form F-1, as amended, originally filed with the Securities and Exchange Commission on September 2, 2010.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SouFun Holdings Limited

By:	/s/ Tianquan Vincent Mo
Name:	Tianquan Vincent Mo
Title:	Executive Chairman
September 2, 2010

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